Exhibit 10.16

Execution Copy	Contract #204453

OVERTURE MASTER AGREEMENT

Publisher’s Name:	MDNH, Inc.	Type of Entity/State:	Delaware C Corp.
Street Address:	101 Convention Center Drive, Suite 330	City/State/Zip:	Las Vegas, Nevada 89109
Publisher Contact:		Email:
Telephone/Fax:		Tax Identification Number:	20-1890574
Payment Address:	Same as above.

1.	Agreement. This “Agreement” shall mean collectively this Overture Master Agreement, the attached Terms and Conditions to Overture Master Agreement (the “Terms and Conditions”), and the Riders and Exhibits attached hereto and thereto. This Agreement is effective by and between Overture Services, Inc. (“Overture”), Overture Search Services (Ireland) Limited (“OSSIL”) and the entity named above (“Publisher”) with respect to the provision by Overture to Publisher of the services checked below (collectively, the “Overture Services”), and shall take effect on the date on which Publisher completes its acquisition of the domains currently owned by Name Development Inc. (the “Effective Date”). Capitalized terms not defined in this Overture Master Agreement or in the Terms and Conditions are defined in the applicable Riders or in any Exhibits attached thereto. OSSIL will fulfill the Overture duties for the Territory other than the United States. The use of the term “Overture” throughout this Agreement shall include OSSIL with respect to the Territory other than the United States. The use of “Publisher” shall apply exclusively to MDNH, Inc. and its subsidiaries but no other corporate affiliates.

☒	Precision Match – Rider PM

Any conflicts between the terms of this Overture Master Agreement (including the Terms and Conditions) and any applicable Rider or Exhibit will be resolved in favor of such Rider or Exhibit.

2.	Offerings.

2.1	Publisher’s Offerings. Publisher shall display Overture Content only via the platforms checked below (collectively, “Publisher’s Offerings”):

☒	Publisher’s Web Sites: Except as otherwise provided for in this Agreement, the pages under all of the domain names owned by Publisher that are not corporate domains *** (collectively, the “Designated Sites”). Publisher represents and warrants that, as of the Effective Date, the domains set forth on any written schedule of Designated Sites are all of the Designated Sites owned by Publisher. Overture shall have the right to exclude in writing any domains from the Designated Sites at its discretion (collectively, the “Excluded Sites”). For the purposes of this Agreement, the Designated Sites, excluding the Excluded Sites, together with all successor Web pages, shall be known as the “Publisher’s Web Sites.” ***

2.2	Future Offerings. From time to time, Publisher will provide written notice to Overture of any additional domain names (“Proposed Domains”) acquired by Publisher *** during the Term other than Publisher’s Web Sites. Such written notice shall be within *** following the acquisition of any Proposed Domains. ***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In the event Publisher acquires domain names, or an entity that owns domain names, that are subject to a separate existing agreement with Overture then such domain names shall automatically be added as additional Designated Sites that are included within the definition of Publisher’s Offering and Publisher’s Web Sites under this Agreement. At Overture’s acceptance of such Proposed Domains for inclusion under this Agreement, the parties agree to amend the Agreement to include any such additional Proposed Domains as Designated Sites (excluding any Excluded Sites) within the definitions of “Publisher’s Offerings” and, as applicable, “Publisher’s Web Sites.”

3.	Territory. This Agreement comprises Publisher’s Offerings in the United States and the following geographic markets outside the United States where OSSIL serves localized Overture Content, which consists of, to the extent available, the United Kingdom, Germany, Austria, Japan, France, Korea, Canada, Italy, Spain, Netherlands, Denmark, Finland, Norway, Sweden, Switzerland, Taiwan, Australia and Brazil, which markets may be updated by Overture from time to time and notified in advance in writing to Publisher (collectively, the “Territory”). ***

4.	Term. This Agreement shall commence as of the Effective Date and continue in force until *** (the “Initial Term”), unless earlier terminated in accordance with this Agreement or extended pursuant to any make-good period provided for in any applicable Rider. Thereafter, this Agreement will renew automatically for successive one-year periods (each, a “Renewal Term”) until either party gives written notice to the other party of its intent not to renew no less than 60 days prior to the end of the Initial Term or, if during a Renewal Term, then 60 days prior to the end of the applicable Renewal Term. As used in this Agreement, “Term” means the Initial Term and any Renewal Terms.

5.	Overture Responsibilities.

5.1	Delivery of Overture Content. Overture will employ commercially reasonable efforts to deliver Overture Content to Publisher in accordance with the requirements set forth in this Agreement. As used in this Agreement, “Overture Content” means the Precision Match Results, the Yahoo Search Results, the Content Match Results or the Toolbar Overture Results as defined in Riders PM, YS, CM and YT respectively, to the extent each such Rider is a part of this Agreement. The Overture Content delivered hereunder will be drawn from Overture’s indexes, which such indexes may be changed, updated and modified from time to time by Overture in its sole discretion.

5.2	Payments to Publisher. Overture shall pay to Publisher the compensation specified in each applicable Rider within forty-five (45) days after the end of the *** in which the applicable revenue was earned by Overture; provided, however, Overture will not be in breach for failing to make payment within the stated period for any compensation due Publisher in connection with the Territory other than the United States, where Publisher fails to comply with OSSIL invoicing requirements. Overture shall notify Publisher in advance of any applicable billing requirements. All payments will be made in U.S. dollars, calculated by Overture using the average exchange rate published from a nationally recognized source (e.g. Oanda.com, Wall Street Journal, Reuters, etc) for the currency in which payment is made by Advertisers. The “average exchange rate” will be the average of the daily exchange rates for the *** in which such amounts were recognized. Overture shall have no obligation to make any payment in any period where the aggregate amount due Publisher for the Territory other than the United States is less than $250. Overture may hold such payments due Publisher until the aggregate amount due Publisher for the Territory other than the United States exceeds $250 and will remit such amount upon the next scheduled payment. Overture may offset any of these amounts by any amount Publisher owes to Overture, including amounts for overpayments previously made by Overture. Except as specifically set forth in this Section 5.2, Overture will retain all revenues derived from or in connection with this Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.3	Reporting to Publisher. ***

5.4	Partner Tags. Overture agrees to provide Publisher with *** partner tags and agrees to provide ***.

6.	Publisher Responsibilities.

6.1	Implementation of Links and Results. “Overture Links” are the means by which Overture Content is requested of Overture and are limited to the Precision Match Overture Links, the Yahoo Search Overture Links, the Content Match Overture Links and the Toolbar Overture Links, as defined in Riders PM, YS, CM and YT, respectively, to the extent such Riders are part of this Agreement. Publisher shall make Overture Content available to Users of the Publisher’s Offerings only via the Overture Links in accordance with the terms of this Agreement and shall not enable search functionality on the Publisher’s Offerings except through the Overture Links, except as may otherwise be provided herein or agreed between the parties. Publisher shall enable all Users to access and use the Overture Links and Overture Content by implementing, displaying and maintaining (and, if applicable, with respect to Overture Links only, creating) such Overture Links and Overture Content in accordance with the terms of this Agreement. Overture Content shall be displayed by Publisher in the language selected by Overture’s technology, subject to Section 3.

6.2	Exclusivity. Publisher shall not display, link to, or permit any third party, to display or link to, any Paid Results, other than Overture Content, on Publisher’s Offerings. *** A “Paid Result” means any response to a search query, keyword or other request for which the review, cataloging, collection, maintenance, display, indexing, ranking, or other activity is paid for by an advertiser, regardless of the method by which payment is determined (i.e., whether cost-per-click, cost-per-action, cost-per impression, pay-for-placement, paid-inclusion, or otherwise) and regardless of whether Publisher receives payment directly. *** Notwithstanding the foregoing, traditional banner advertising units, non-dynamic buttons and other third-party advertisements shall not be considered Paid Results as long as such banners, buttons or other third-party advertisements do not otherwise include search results or search functionality. An “Algorithmic Result” means any other response to a search query, keyword or

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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other request generated, in whole or in part, by the application of an algorithmic or other mathematical formula. Publisher shall not redirect any URL that comprises Publisher’s Offerings to any web site other than as provided for in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“PUBLISHER”		“OVERTURE”

MDNH, Inc., a Delaware corporation		Overture Services, Inc., a Delaware corporation

By:	/s/ Aaron Mathews	By:	/s/ William Demas

Name:	Aaron Mathews	Name:	William Demas

Title:	Vice President	Title:	SVP & GM, PBSG

Overture Search Services (Ireland) Limited

		By:	/s/ Brian Steel

		Name:	Brian Steel

		Title:	Director

Attachments:

•	Terms and Conditions to Overture Master Agreement

•	Rider PM

•	Exhibit 1 to Rider PM (Precision Match Overture Links Mock-Up – Additional Requirements)

•	Schedule 1 to Exhibit 1 to Rider PM (Domain Match Partner Editorial Guidelines)

•	Exhibit 2 to Rider PM (Results Pages Mock-Up – Additional Requirements)

•	Exhibit 3 to Rider PM (Precision Match Selected Pages for Hyperlinks)

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TERMS AND CONDITIONS TO OVERTURE MASTER AGREEMENT

1. Definitions.

1.1 “Above the Fold” means visible on a computer display screen without scrolling down or to the right or to the left, at a screen resolution of 800 by 600.

1.2 “Advertiser” means any person or entity that has signed up with Overture to provide information or other content in connection with the Overture Services.

1.3 “Licensed Materials” means the Overture Links, the Overture Marks, the Yahoo Marks and the Overture Content.

1.4 “Major Competitors” means the following entities and any parent or subsidiary of the following entities: ***.

1.5 “MDNH Related Party” means any entity controlling, controlled by or under common control with Marchex, Inc. or MDNH, Inc.

1.6 “Overture Competitors” means the following entities and any parent or subsidiary of the following entities: ***.

1.7 “Overture Marks” means (a) any or all of the following, as provided by Overture to Publisher: the marks, words or phrases in which Overture has intellectual property rights; and (b) all of the following: (i) the format or general image or appearance of the Overture Content and the Web pages provided by Overture or produced by any of its technology or services; (ii) any word, symbol or device, or any combination thereof, used or intended to be used by Overture to identify and distinguish Overture’s products or services from the products or services of others, and to indicate the source of such goods or services; and (iii) any updates to the foregoing.

1.8 “Overture Related Party” means Yahoo and any entity controlling, controlled by or under common control with Overture.

1.9 “Search Box” means a graphical area on the Publisher’s Offerings through which a User may enter a Precision Match Search Query and/or a Yahoo Search Query.

1.10 “User” means a human end-user of the Publisher’s Offerings (i.e., not ‘bots, metaspiders, macro programs, Internet agents or any other automated means).

1.11 “Yahoo” means Yahoo! Inc., a Delaware corporation.

1.12 “Yahoo Marks” means any or all of the following, as provided by Overture to Publisher: the marks, words or phrases, in which Yahoo has intellectual property rights.

2. Mutual Audit. Each party (the “Auditing Party”), at its own expense, will be entitled to retain a reputable, independent certified public accounting firm (the “Auditor”) reasonably acceptable to the other party (the “Audited Party”) solely for the purpose of auditing, at a mutually agreed upon time during normal business hours, only those records of the Audited Party that are reasonably necessary to determine the Audited Party’s compliance with its obligations under this Agreement. Prior to an audit, the Auditing Party will require the Auditor to sign a confidentiality agreement reasonably acceptable to the Audited Party, and the results of the audit and all information reviewed during such audit will be deemed the Audited Party’s Confidential Information. Such audit shall be conducted in accordance with generally accepted auditing standards. Auditor will be entitled to disclose to the Auditing Party only whether or not the Audited Party is in compliance with its obligations under the Agreement and, if the Audited Party is not in compliance, the amount of any non-compliance. Auditor will be precluded from disclosing any other Confidential Information of the Audited Party to the Auditing Party without the prior written consent of the Audited Party. Either party shall be entitled to one audit per calendar year during the Term, and, upon request of the Auditing Party, an additional audit may be conducted at any time during the three (3) month period following the expiration or

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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termination of this Agreement. Each audit will apply to the prior twelve months under this Agreement.

3. Grant of License.

3.1 License. Subject to, and in accordance with, the terms and conditions of this Agreement, Overture grants to Publisher a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable (unless explicitly provided for under this Agreement), royalty-free license during the Term to use and display the Overture Content and the Overture Links applicable to this Agreement on Publisher’s Offerings in the Territory, and subject to Overture’s written approval on a case-by-case basis and in its sole discretion, one or more of the Overture Marks and/or Yahoo Marks on Publisher’s Offerings, solely for purposes contemplated in this Agreement. The foregoing license includes the limited right to use software code, functionality and/or URLs that may be provided by Overture to Publisher to allow Publisher to create Overture Links and receive Overture Content.

3.2 Conditions of License. The Overture Content, Overture Links, and if applicable, any licensed Overture Marks or Yahoo Marks, must be reproduced and displayed in the size, place and manner indicated in this Agreement, and only in compliance with Section 3.6 below, as such Section 3.6 may be modified from time to time by Overture in its sole discretion, and as specifically set forth in any applicable Rider (including any Exhibits attached thereto). Publisher may not alter any of the Overture Content (including, without limitation, any data contained therein), Overture Links or Overture Marks in any manner. Publisher agrees that it shall not use the Overture Marks without Overture’s prior written consent.

3.3 Ownership of Licensed Materials and Overture Services. Publisher acknowledges that, as between Overture and Publisher, all right, title and interest in the Licensed Materials and the Overture Services are exclusively owned by Overture and/or its licensors, and that no right other than the limited license granted in this Section 3 is provided to Publisher. Any rights not expressly granted in this Agreement are reserved by Overture, and all implied licenses are disclaimed. Publisher shall not assert any copyright, trademark or other intellectual property ownership or any other proprietary rights in the Licensed Materials, the Overture Services or in any element, derivation, adaptation, variation or name thereof. Publisher shall not contest the validity of, or Overture’s ownership of, any of the Licensed Materials. Publisher shall not, in any jurisdiction, adopt, use, register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, or as a domain name, any Overture Marks, or any word, symbol or device, or any combination confusingly similar to, or which includes, any of the Overture Marks. Except for the limited license expressly granted herein, nothing in this Agreement shall be construed as Overture’s granting to Publisher any right, title or interest in or to the Licensed Materials, the Overture Services or any of Overture’s technology related thereto.

3.4 Goodwill and Reputation. Publisher agrees that, as between Overture and Publisher, any goodwill resulting from Publisher’s use of any Licensed Materials as contemplated in this Agreement shall inure to the benefit of Overture and shall automatically vest in Overture upon use by Publisher. Publisher shall not use any Licensed Materials in any manner that may dilute, diminish, or otherwise damage Overture’s rights and goodwill in any of the Overture Marks. If Publisher engages in any action that Overture determines, in its sole discretion, disparages or devalues the Overture Marks, or Overture’s reputation or goodwill, Overture may immediately terminate this Agreement or any license granted herein ***.

3.5 Caching of Overture Content. Publisher shall not cache any Overture Content.

3.6 Overture Usage Guidelines. Publisher may use the Overture Content, the Overture Links, and any Overture Marks or Yahoo Marks licensed pursuant to this Agreement, solely for the purposes authorized in this Agreement and only in compliance with the guidelines, specifications, directions, information and standards supplied by Overture, as such may be modified by Overture for the network from time to time. Publisher agrees to comply with any requirements established by Overture concerning the style, design, display and use of any such licensed Overture Content, Overture Links and, if applicable, Overture Marks; to correctly use the trademark symbol ™ or registration symbol ® with any use of the Overture Marks, if any, as instructed by Overture; and to use the registration symbol ® upon receiving notice from Overture of the registration of any licensed Overture Marks. Publisher may not use any of the Overture Content, Overture Links or Overture Marks in any manner that implies sponsorship or endorsement by Overture of services and products other than those provided by Overture. With respect to the Yahoo Marks, Publisher agrees to abide by Yahoo’s guidelines located as of the

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Terms and Conditions to Overture Master Agmt. - Page 2

Effective Date at http://docs.yahoo.com/info/permissions/guidelines.htm and http://public.yahoo.com/creative/brand/search/ powered_by[password access].

3.7 Unsupported International Traffic. This Agreement does not cover traffic originating from outside the Territory (“unsupported international traffic”). In the event that Publisher sends Overture unsupported international traffic, Overture may provide Publisher with a 90 day notice thereof. ***

4. Publisher Responsibilities.

4.1 Publisher’s Offerings. Publisher agrees that it is solely responsible for the ownership, development, maintenance and operation of Publisher’s Offerings and for all materials and content that appear on Publisher’s Offerings (other than any of the Licensed Materials appearing on the Publisher’s Offerings). Publisher shall not offer to Users incentives of any kind to use any of the Overture Links or the Overture Content. Publisher acknowledges and agrees that the Overture Content provided to Publisher under this Agreement is subject to the ongoing satisfaction of the Users and of Overture’s existing and potential customers and users, including the Advertisers. If Overture receives one or more complaints about Publisher or any of Publisher’s Offerings (including complaints about the traffic sent to Advertisers from Publisher’s Offerings), then Overture may immediately terminate one or more Publisher’s Web Sites from this Agreement and immediately stop providing Overture Content to such Publisher’s Web Site(s) upon notice to Publisher without incurring further liability to Publisher, except for undisputed payments then due under this Agreement. ***

4.2 Wrongful Acts. Unless specifically allowed in this Agreement, Publisher shall not authorize, permit, enable or engage in any of the following ***: (a) “blind links” (i.e., where Users do not know that they will be performing a search); (b) misleading links in which a User is persuaded to perform a search in order to obtain some other benefit; (c) pre-population of a Search Box; (d) searches from or after error messages; (e) “exit traffic” (i.e., when the User is required to perform a search prior to exiting a Web page); (f) searches required of the User in order for the User to do another function, such as leaving a Web page or closing a pop-up window; (g) searches performed upon a User hitting the back button or any other element of the browser; (h) searches or displays of Overture Content from or within pop-over or pop-under windows; (i) searches from Users who were on adult sites, unless such Users actively typed in the URL for the Publisher’s Offering at issue or such adult sites are owned by Publisher, all as approved by Overture; (j) searches from banner or other advertisements; (k) searches from or within an email; (l) the use, display, syndication, sublicense or delivery of Overture Links or Overture Content on or to any Web site or application or anywhere else other than Publisher’s Offerings; (m) the modification or alteration in any way of a Precision Match Search Query or a Yahoo Search Query; (n) the display of content (including, but not limited to, pop-up windows or expanding buttons or expanding banners) that obstructs or obscures any portion of the Overture Links or the Overture Content; (o) disabling or modifying any element of a browser; (p) replacing the User’s Web home page without the User’s express prior consent; (q) the automatic installation of any program on a User’s computer without the User’s express prior consent; and (r) the stripping, blocking, or filtering of Overture Content, whether by a software application or by any other means, or any other practice that prevents or inhibits the display of Overture Content, in whole or in part ***. If Publisher violates any provision of this Section 4.2 *** Overture may terminate this Agreement immediately without incurring further liability to Publisher, except for undisputed payments then due under this Agreement. ***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Terms and Conditions to Overture Master Agmt. - Page 3

5. ‘Bot Traffic Identification and Collaboration; Unique Source Feed Indicators. The parties will employ commercially reasonable efforts to collaborate throughout the Term to minimize any automated or otherwise invalid use of the Overture Links or Overture Content by or through the use of ‘bots, metaspiders, macro programs, or any other automated or inappropriate means. Publisher acknowledges and agrees that in order to make it possible for Overture to identify automated (e.g., ‘bot traffic) or otherwise invalid search queries and the corresponding clicks on Overture Content, Publisher will provide to Overture the following tracking information (collectively, the “Tracking Information”): (a) an anonymous but consistent Internet Protocol address for each unique user; (b) a browser summary (i.e., user agent information) for the user; and (c) a user identification (excluding any personally identifiable information) by Publisher (if such user is ascribed a user identification by Publisher, or a unique cookie or URL tag). The Tracking Information will be provided by Publisher as follows: (x) if this Agreement contains a Rider PM or a Rider YS, in a data field at the time the Precision Match Search Query or Yahoo Search Query, as applicable, occurs, (y) if this Agreement contains a Rider CM, when the user calls up a Selected Page or (z) if this Agreement contains a Rider TE, when the recipient opens a Targeted Email. For clarity, the parties intend for this Tracking Information to be uniquely identifiable, but not personally identifiable. *** For each unique implementation of Overture Links that are identified in the Riders attached hereto, Publisher shall utilize such search URLs or other source feed indicators as may be designated by Overture from time to time. ***

6. DISCLAIMER OF WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OVERTURE AND ITS LICENSORS ARE NOT RESPONSIBLE FOR ANY CONTENT PROVIDED HEREUNDER OR FOR ANY SITES THAT CAN BE LINKED TO OR FROM THE OVERTURE CONTENT OR BY MEANS OF THE OVERTURE LINKS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OVERTURE AND ITS LICENSORS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

7. Confidentiality.

7.1 Definition. “Confidential Information” means any information disclosed by either party to the other party during the Term, either directly or indirectly, in writing, orally or by inspection of tangible objects, that (a) is designated as “Confidential,” “Proprietary” or some similar designation or (b) a receiving party should reasonably understand to be confidential. All of the terms of this Agreement shall be deemed Confidential Information. Confidential Information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) was already in the possession of the receiving party at the time of disclosure by the disclosing party, but only if the receiving party received it from a third party who had the right to provide such information to the receiving party; or (iv) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information.

7.2 Restrictions. The receiving party agrees (a) not to disclose any Confidential Information of the disclosing party to any third parties; (b) not to use any such Confidential Information for any purposes except to exercise its rights and carry out its responsibilities under this Agreement; and (c) to keep the Confidential Information of the disclosing party confidential using the same degree of care the receiving party uses to protect its own Confidential Information, as long as the receiving party uses at least reasonable care. Each party hereby consents to the disclosure of its Confidential Information to the employees, officers, directors, agents, accountants, attorneys and auditors of the other party. Overture may disclose Confidential Information to Overture Related Parties provided that such parties treat such Confidential Information in accordance with this Section 7. Publisher may disclose Confidential Information to MDNH Related Parties solely to the extent necessary to perform any respective duties and exercise any respective rights under this Agreement ***.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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If either party receives a subpoena or other validly issued judicial process requesting, or is otherwise required by a government agency (such as the SEC) to disclose, Confidential Information of the other party, then the receiving party may disclose Confidential Information, provided that receiving party shall promptly notify the disclosing party of such requirement, and shall reasonably cooperate with the disclosing party to seek confidential treatment or to obtain an appropriate protective order to preserve the confidentiality of the Confidential Information. Each party will use commercially reasonable efforts to give the other party *** prior written notice of its intent to file this Agreement with the SEC or other similar regulatory agency and will work in good faith with the other party for the purpose of agreeing upon and incorporating proposed redactions (i.e., such proposed redactions to comply with laws, rules and regulations interpreting securities and other applicable laws). All obligations under this Section 7.2 shall survive for three years after expiration or termination of this Agreement.

8. Indemnification.

8.1 Overture Indemnification. Overture shall indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Publisher, which (I) alleges that Overture’s technology infringes any valid U.S. intellectual property right ***; provided that Publisher promptly notifies Overture in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Overture (at Overture’s expense and with Overture’s choice of counsel), and cooperates fully with Overture (at Overture’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Overture to perform the foregoing. ***

8.2 Publisher Indemnification. Publisher shall indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Overture and/or an Overture Related Party, which alleges that Publisher’s Offerings infringe any valid U.S. intellectual property right; provided that Overture and/or the Overture Related Party promptly notifies Publisher in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Publisher (at Publisher’s expense and with Publisher’s choice of counsel), and cooperates fully with Publisher (at Publisher’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Publisher to perform the foregoing. Publisher will not enter into any settlement or compromise of any such claim without Overture and/or the Overture Related Party’s prior consent, which shall not be unreasonably withheld,.

9. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR OVERTURE RELATED PARTIES WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR OVERTURE RELATED PARTIES WILL BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE GREATER OF (a) AMOUNTS PAID BY OVERTURE TO PUBLISHER DURING THE 12 MONTHS PRIOR TO THE TIME THAT THE CAUSE OF ACTION AROSE; OR (b) OVERTURE’S PROJECTED GROSS REVENUE FROM THIS AGREEMENT (ASSUMING NO BREACH HAD OCCURRED) FOR THE 6 MONTH PERIOD AFTER THE TIME THAT THE CAUSE

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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OF ACTION AROSE. *** NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY PROVIDED IN THIS SECTION 9 SHALL NOT APPLY TO ANY OF THE FOLLOWING: (i) A PARTY’S INDEMNIFICATION OBLIGATIONS, OR (ii) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (iii) A PARTY’S BREACH OF THE PRESS RELEASE PROHIBITION (AS DEFINED BELOW) UNDER SECTION 11.2 (AND NOT WITH RESPECT TO THE OTHER OBLIGATIONS THEREUNDER) OF THESE TERMS AND CONDITIONS OR (iv) PUBLISHER’S BREACH OF ITS EXCLUSIVITY OBLIGATIONS SET FORTH IN THIS AGREEMENT ***.

10. Termination.

10.1 Termination for Breach. Except as otherwise provided herein, if either party breaches any material covenant, representation and/or warranty of this Agreement and such breaching party does not cure such breach within *** of written notice by the non-breaching party of such breach, then the non-breaching party may terminate the Agreement upon written notice to the breaching party. Notwithstanding the prior sentence, if either party breaches any covenant, representation or warranty of this Agreement that is not capable of being cured, then the non-breaching party may terminate this Agreement immediately upon written notice to the breaching party.

10.2 Termination for Publisher Change in Control. Either party may terminate this Agreement without liability to the other party immediately upon the existence of a Change in Control by Publisher involving a Major Competitor. For purposes of this Section 10.2, the term “Change in Control” means (a) a merger, consolidation or other reorganization to which Publisher is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Publisher immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than eighty percent (80%) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction, (b) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of Publisher in a single transaction or a series of transactions representing in the aggregate forty percent (40%) or more of the total combined voting power of Publisher, or (c) a sale of all or substantially all of Publisher’s assets.

10.3 Termination for Bankruptcy. Either party may suspend performance and/or terminate this Agreement if the other party makes any assignment for the benefit of creditors or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

10.4 Termination for Below Average Conversion Rate. “Conversion Rate” means the percentage of users who arrive at an Advertiser’s Web site and who thereafter perform a specific act on any such Advertiser’s Web site (such as the purchase of a good or service offered by the Advertiser, the downloading of a software application, registration for a newsletter, completion of a survey, etc.). Publisher acknowledges and agrees that the “specific act” that constitutes a conversion shall be determined in each case by Overture, in the exercise of its reasonable discretion, and that such determination may differ depending on, as applicable, the Advertiser. For any month in which the Conversion Rate from Overture Content displayed by Publisher (the “Publisher Conversion Rate”) is *** below the average Conversion Rate for the Advertisers tracked by Overture in connection with the Overture Services received by Publisher (the “Overall Conversion Rate”), Overture may, at its sole discretion, provide Publisher with a written statement (a “Conversion Statement”) setting forth the percentage difference between the Publisher Conversion Rate and the Overall Conversion Rate (the “Conversion Shortfall”) and Publisher then shall have a *** period in which to cure the

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Terms and Conditions to Overture Master Agmt. - Page 6

Conversion Shortfall by raising the Publisher Conversion Rate to a rate that is less than *** below the Overall Conversion Rate. In the event that Publisher fails to cure within such *** period, or in the event that in any month following such cure, the Publisher Conversion Rate again falls to *** below the Overall Conversion Rate, Overture shall thereafter have the right to terminate this Agreement upon providing notice to Publisher ***. Each Conversion Statement provided hereunder shall be treated as Overture’s Confidential Information under Section 7 of the Terms and Conditions.

10.5 Effect of Termination or Expiration. Upon the termination of this Agreement for any reason (a) all license rights granted herein shall terminate immediately, (b) Publisher shall immediately cease use of the Licensed Materials, (c) Sections 1.3, 2, 3.3, 3.5, 4.2, 6, 7, 8, 9, 10, and 11 of these Terms and Conditions, Sections A and B of Exhibit 1 to the Overture Master Agreement, if applicable, and any other provisions of this Agreement that by their terms should survive the expiration or earlier termination of this Agreement, shall survive such expiration or earlier termination, and (d) Publisher shall promptly refund to Overture any unearned portion of any payment made by Overture hereunder, and Overture shall promptly pay any amounts outstanding and owed as of the termination effective date as set forth in the applicable Rider.

11. Miscellaneous.

11.1 Notice. Any notice required for or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt, (c) by certified or registered mail, return receipt requested, upon verification of receipt, or (d) by facsimile transmission when confirmed by facsimile transmission report and followed by a copy of such transmission sent in accordance with either (a), (b) or (c) above. All notices must be sent, if to Publisher, at the address provided on page 1 of the Overture Master Agreement or if to Overture, at 74 North Pasadena Avenue, Third Floor, Pasadena, California 91103, Attn: General Counsel, Fax: (626) 685-5601, if to OSSIL, 25/28 North Wall Quay, Dublin 1, Ireland, Attn: Legal, (with a copy of such notice to be delivered to Overture in accordance with this Section), or to such other address as the addressee party may have provided for the purpose of notice in accordance with this Section 11.1.

11.2 Press Release. Publisher may not issue any press release (the “Press Release Prohibition”) or other public statements regarding this Agreement. Notwithstanding the foregoing, both parties shall be entitled to (a) verbally disclose the existence of this Agreement, the general nature and term of the Agreement, and/or the relationship between the parties and (b) provide additional disclosures containing any and all information contained in any previously agreed upon press release or public statement and (c) make public disclosures required by applicable law or regulation in accordance with the process set forth in Section 7.2 (including without limitation securities disclosure laws and regulations). Notwithstanding the prior sentence, Overture may in its sole discretion permit such a press release or public statement by providing written notice of its consent. Publisher’s failure to obtain the prior written approval of Overture shall be deemed a material non-curable breach of this Agreement, whereby Overture may terminate this Agreement immediately following written notice to Publisher, and the cure provisions set forth in Section 10 above shall not apply.

11.3 Assignment. Overture may assign this Agreement to an Overture Related Party without Publisher’s consent. Upon assignment of this Agreement, the assignor shall cease to be liable under this Agreement except for events occurring prior to the date of assignment. Notwithstanding anything contained herein to the contrary, neither party shall assign any of its rights under this Agreement nor delegate any of its duties under this Agreement without the other party’s prior written consent. In addition, Publisher shall not assign nor transfer in any way the Publisher’s Web Sites to any MDNH Related Entity. This Agreement shall inure to the benefit of, and shall be binding upon, the parties’ permitted successors and assigns.

11.4 No Third Party Beneficiaries. Except as otherwise provided in this Agreement, all rights and obligations of the parties hereunder are personal to them and this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party other than Overture’s licensors, which are third party beneficiaries to this Agreement.

11.5 Overture Affiliates. Overture’s obligations under this Agreement, including without limitation, the provision of Overture Content, may be

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Terms and Conditions to Overture Master Agmt. - Page 7

fulfilled by Overture Related Parties. At Overture’s discretion and without limitation of Overture’s rights and remedies under Section 4.2 of the Terms and Conditions, Overture may deliver localized Overture Content in response to queries from Users located outside of the Territory, in which case Publisher shall, upon request from Overture, execute an appropriate agreement with an Overture Related Party.

11.6 Governing Law. This Agreement will be governed and construed in accordance with California law, without regard to its conflict of law principles. Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by the state or federal courts located in Los Angeles County, California, to whose exclusive jurisdiction and in which venue the parties irrevocably submit.

11.7 Independent Contractors. The parties to this Agreement are independent contractors. This Agreement shall not be construed to create a joint venture or partnership between the parties. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

11.8 Commencement of Obligations. The parties will work in good faith to implement the Overture Services described in this Agreement as soon as practicable on, or after the Effective Date.

11.9 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, Internet outages, acts of God, acts of war, acts of terrorism, governmental action, or any other cause that is beyond the reasonable control of such party.

11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements (including without limitation, any warranties) with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

11.11 Updates. Overture and its licensors may (in their sole discretion) make updates, upgrades, changes and modifications to any or all aspects of its products, services and marketplaces from time to time and nothing in this Agreement shall be deemed to impair, restrict, limit or affect in any way the manner in which Overture operates its business.

11.12 Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document upon execution by both Publisher and Overture. The parties shall be entitled to rely upon a facsimile of a signed copy of this Agreement as if it were an original signed counterpart.

11.13 Severability. If any provision of this Agreement is held or made invalid or unenforceable for any reason, such invalidity shall not affect the remainder of this Agreement, and the invalid or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the original intentions of the parties hereto and has like economic effect.

11.14 Waiver. The terms or covenants of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

11.15 References to Time. As used in this Agreement, “quarter” means a calendar quarter and “month” means a calendar month.

11.16 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Terms and Conditions to Overture Master Agmt. - Page 8

RIDER PM

PRECISION MATCH

1.	Definitions. As used in the Agreement, the following capitalized terms have the meanings set forth below. Unless otherwise defined in this Rider PM, capitalized terms shall have the meanings set forth in other parts of this Agreement.

a. “Precision Match Gross Revenue” means amounts earned by Overture from Advertisers resulting solely from charges for Precision Match Qualified Clicks on the Results Pages accessed by the Precision Match Overture Links identified below (or, in the event Overture modifies its revenue model to some other cost-per-action model, the amounts earned from Advertisers resulting solely from such actions) after deducting any taxes that Overture may be required to collect, and deducting any international sales, goods and services, VAT or similar taxes which Overture is required to pay, if any, excluding deductions for taxes on Overture’s net income. For purposes of this definition only, “amounts earned by Overture” take into account the following deductions: ***.

b. “Precision Match Overture Links” means the items checked in Section 2 below. These links shall not send a User to a directory page or results page that is not served by Publisher.

c. “Precision Match Qualified Click” means a valid click by a User on a Precision Match Overture Result displayed on Publisher’s Offerings immediately after transferring from a Precision Match Overture Link on Publisher’s Offerings to the Precision Match Results. Precision Match Qualified Clicks are determined by Overture and the validity of a click is determined by Overture in its reasonable discretion.

d. “Precision Match Results” means the Overture Content provided to Publisher by Overture pursuant to this Rider PM, which Overture Content contains information and other content of Advertisers.

e. “Precision Match Search Query” means any search conducted on Publisher’s Offerings by a User via a Precision Match Overture Link excluding any search generated in violation of Section 4.2 of the Terms and Conditions.

f. “Precision Match Selected Pages” means all the Web pages within Publisher’s Offerings from which Overture has selected to receive Precision Match Search Queries via Hyperlinks, as set forth in Exhibit 3 to this Rider PM and as such selection of Web pages may be updated by Overture from time to time during the Term.

g. “Results Pages” means the Web pages within Publisher’s Offerings on which Precision Match Results appear.

2.	Precision Match Overture Links. The Precision Match Overture Links identified below, unless otherwise provided in any mock-up mutually agreed upon by the parties, shall be the only Overture Links used to provide Users access to the Precision Match Results.

☐	Overture Search Box (Search Box provided by Overture and displayed on Publisher’s Offerings)

☒	Publisher Search Box (Search Box provided by Publisher and displayed on Publisher’s Offerings)

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rider PM - Page 1

☒	Hyperlinks (Words or phrases provided by Overture’s technology that are displayed on Precision Match Selected Pages and hyperlinked to Results Pages)

☒	Domain Match Implementation, as set forth in Exhibit 1 to Rider PM.

3.	Implementation of Precision Match Overture Links. Publisher will display to all Users the Precision Match Overture Links as shown in the mock-ups attached as Exhibit 1 to this Rider PM; provided, however, that the mock-ups may be changed at any time upon the mutual agreement of the parties. Any additional requirements regarding the implementation of the Precision Match Overture Links are also set forth in Exhibit 1.

4.	Delivery of Precision Match Search Queries and Precision Match Results. Publisher will use commercially reasonable efforts to deliver all Precision Match Search Queries to Overture each and every time a User initiates a Precision Match Search Query. After receiving a Precision Match Search Query, Overture shall use commercially reasonable efforts to deliver either Precision Match Results or a response that no Precision Match Results are delivered for that Precision Match Search Query by Overture. The number of Precision Match Results provided by Overture to Publisher for each Precision Match Search Query will in each instance be determined by Overture.

5.	Implementation.

a. Results Pages. If Overture delivers Precision Match Results to Publisher, Publisher shall then implement and display all such Precision Match Results as provided by Overture (with full title, description and URL) on Results Pages that conform in substance (as they relate to the Precision Match Results only) to the mock-ups attached as Exhibit 2 to this Rider PM.*** The Overture Results will be displayed on the Results Pages with a section heading as depicted in Exhibit 2 to this Rider PM or such other section heading that may be required by applicable law. Publisher will display the Results Page as the next Web page displayed to a User following a Precision Match Search Query and will not display any interstitial content or other Web pages to a User between the entry of a Precision Match Search Query and the display of the Results Page. ***

b. Precision Match Results. At a minimum, *** Precision Match Results shall appear Above the Fold. At a minimum, Precision Match Results shall be the first *** Paid Results to appear on a Web page, unless fewer than *** Precision Match Results are available. On each Results Page, Publisher shall display all Precision Match Results together, without any other content of any kind interspersed between such Precision Match Results (i.e., contiguously) and in the order provided by Overture. Publisher will display the Precision Match Results so that all aspects of “look and feel” (including but not limited to left and right margins, text size, color, font, headings, shading/background, spacing, blank areas, content categories, placements on the page (both top and bottom and left to right) will be as depicted in the mock-ups set forth in this Exhibit 2 to this Rider PM. Publisher will not modify any aspect of the Precision Match Results (including the data contained therein). Any additional requirements regarding the implementation of the Precision Match Results described in this Rider PM are set forth in Exhibit 2 to this Rider PM. Solely in the event Overture fails to deliver any Precision Match Results, Publisher may display Publisher Results as the first Paid Results on a Web Page.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rider PM - Page 2

6.	Compensation. Overture shall pay Publisher ***.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rider PM - Page 3

EXHIBIT 1 TO RIDER PM

PRECISION MATCH OVERTURE LINKS MOCK-UP – ADDITIONAL REQUIREMENTS

I.	Domain Match Implementation.

1. Upon a User typing in any URL that comprises the Publisher’s Web Sites, Publisher shall directly transfer all such Users to a Landing Page or Results Page (as determined by Overture’s mapping technology). The “Landing Page” shall be a Web page containing (i) a Publisher Search Box, (ii) Hyperlinks and (iii) such other content approved by Overture. Publisher shall host the Landing Page. The display of a Landing Page or Results Page shall not (a) disable the browser’s back button, (b) launch a pop up window of any kind without the parties’ mutual consent, (c) launch more than one pop under window; provided that such pop under window shall not contain Overture Content, (d) replace the User’s home page without the User’s consent, (e) prompt the User to download or install a file or program or (f) automatically install any program.

2. Mapping Technology. Publisher shall use Overture’s Domain Match technology (or the technology of another entity chosen by Overture) for matching relevant keywords used to create any Hyperlinks that are located on the Landing Page or Results Page. ***

3. Definitions. The following additional defined terms shall be added to this Agreement:

A.	“Excluded URLs” shall mean all Overture Removed URLs and all Inappropriate URLs.

B.	“Overture Removed URL” means any URL that Overture has informed Publisher shall be removed from the definition of Publisher Offerings.

C.	“Inappropriate URL” means a URL (defined in this paragraph to mean a uniform resource locator and any content or information available at that uniform resource locator, except the Licensed Material) for which Publisher has reason to believe or has been notified that: (a) it does not have the right to use or to associate data with that URL; (b) it does not have appropriate rights to reproduce and distribute any of the content (other than the Licensed Materials) available at that URL; (c) the URL violates the trademark (or other related rights), copyright, trade secret, patent or other intellectual property right of any third party; (d) the URL violates any applicable law or is subject to an injunction; (e) the URL is libelous, defamatory or obscene; (f) if the content available at the URL includes software, it contains a virus, worm or other code that could be damaging or harmful to a user’s computer system or stored information; (g) Overture has identified and communicated to Publisher as an Inappropriate URL; or (h) the URL is contrary to Overture’s Domain Match Partner Editorial Guidelines attached as Schedule 1 to this Exhibit 1 to Rider PM (the “Policies”), which may be changed by Overture from time to time in its sole discretion, ***.

The following serve as examples of URL content for URL redirect agreements that is contrary to Overture’s policies and therefore fall within the definition of Inappropriate URLs. This includes, but is not limited to the incorrect spellings and variations of the following:

i.	trademarks, company names, names of specific natural persons, whether or not famous examples: McDonalds.com, macdnalds.com, xcerox.com, micaljordan.com

ii.	words which would evoke a question of legality

examples:

a.	automatic weapons or military-style assault weapons;

b.	cracked or pirated software (especially words like appz, warez, cracks, crackz, hacks, hackz)

c.	falsely obtained passwords (especially words like passwordz).

d.	prostitution services

e.	questionable substances or words alluding to ingestion of questionable substances

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1 to Rider PM - Page 1

iii.	defamatory, libelous, threatening language example: racial or religious epithets, doing physical harm to people or their property

iv.	vulgar or obscene language

example: f-ckyu.com

v.	torture

language that would advocate or glorify torture

vi.	rape

language that would advocate or glorify rape

vii.	sexually explicit

language that is sexual in nature including the following:

viii.	prostitution

language that would advocate the sale of prostitution services

ix.	child pornography or underage sex

language that would advocate or glorify or just allude to sex with minors and child pornography

x.	beastiality

language that would advocate or glorify beastiality

xi.	necrophelia

language that would advocate or glorify necrophelia

xii.	incest

language that would advocate or glorify incest

xiii.	pedophilia

language that would advocate or glorify pedophilia

4. Inappropriate URLs. Publisher shall ensure that Publisher Offerings does not and will not include any Excluded URLs. Publisher shall review all URLs prior to directing Users who access such URLs to the Landing Page to make certain that such URLs are not Excluded URLs. Publisher shall not direct Excluded URLs to any page that is associated with Overture, or on which the Licensed Materials or a link to the Overture Services are available. If Publisher Offerings includes URLs that later fit the definition of “Excluded URLs,” then, immediately *** Publisher shall (i) cease to provide the Landing Page in connection with that URL, (ii) remove any Overture Links or Licensed Materials from any Web pages associated with that Excluded URL; (iii) dissociate the Excluded URL from the Overture Services so that the URL Redirect no longer makes any Licensed Materials available when a User’s browser points to that URL.

5. Overture Removed URLs. Overture shall have the right to require that any URL cease redirecting Users to the Landing Page or to the Overture Services and all such URLs shall be Overture Removed URLs. Overture may designate an entire domain name in which all URLs under that domain must be removed and all such URLs under such domain shall be included within the definition of Overture Removed URLs. ***, Publisher shall deliver to Overture a list of all Excluded URLs. Within *** of a request by Overture, Publisher shall deliver to Overture a list of all URLs owned or operated by Publisher broken out by those URLs that are Excluded URLs.

6. Notice of Third-Party Claims. Publisher shall promptly notify Overture of any claim made or threatened against it concerning the content of any URL included in the Publisher Offerings.

7. Overture Rights. If Publisher directs any User of an Excluded URL to a Landing Page, Results Page or to any of the Overture Services, then Overture may cease delivering results to that Landing Page or that Results Page and may exercise all other rights and remedies provided for in this Agreement.

8. Publisher Rights. ***

9. Publisher Warranties. In addition to the representations and warranties contained in the Terms and Conditions, Publisher represents and warrants that (a) it owns or controls the exclusive right to place content, advertisements, materials and services on the Publisher Offerings and to grant the rights to Overture granted hereunder and to perform its obligations hereunder and that no other party has any current rights to the Publisher

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1 to Rider PM - Page 2

Offerings, including any rights to payment for any of the actions contemplated by this Agreement; and (b) that the Publisher Offerings does not include any Inappropriate URLs. In addition to the defense and indemnity obligation contained in the Terms and Conditions, Publisher shall indemnify, defend and hold Overture harmless for any third-party claim resulting from: (1) a breach of the representations and warranties contained in the preceding sentence; (2) inclusion in the Publisher Offerings of any Overture Removed URL ***; or (3) if any party that owns (or otherwise has any rights in) a URL shall make any claim against Overture, then Publisher shall indemnify, defend and hold Overture harmless for all amounts related to such claim in accordance with the Terms and Conditions.

10. Precision Match Gross Revenue Reduction. Without limiting any of Overture’s rights or remedies, in the event Publisher violates any provision of the Policies, the parties agree that Overture will be damaged by such violation and such damage is difficult to determine. The parties agree that the damage to Overture for such violation shall be calculated by reducing Publisher’s Precision Match Gross Revenue by *** for the month in which such violation was committed. Violations of the Policies include, but not are limited to, misuse of the feed provided by Overture, use of mapping that has not been approved by the parties and disapproved implementations of Landing Pages or Results Pages. Overture agrees to provide Publisher with written notice of any violation of the Policies. ***

***

12. Mock Ups of Landing Pages.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1 to Rider PM - Page 3

[keyword] | Find it here at [domain name]—Microsoft Internet Explorer provided by Marchex

File

Address Links Google

Auto Business Education Employment Finance Health Home Local Personals Shopping Technology Travel

Search go!

Search

directnavdomainhere.com

Top Searches

Travel Health Cars

Mortgage Computers Gifts Flowers Insurance Jobs Homes Diet Education Shopping Music Dating Electronis

Autos

Auto Parts, Auto Repair, Blue Book, Car Audio, Car Insurance, New Cars, Radar Dectection, Truck, s User Cars

Education

Army, Distance Learning, Foreign Language, Home School, Online Education, School Loan, University

Entertainment

Celebrities, Dining, Gossip, Karaoke, Movies, MP3, Music, Theater, Television, Video Games

Health

Alternative, Assisted Living, Diet, Medical Insurance, Medical Supplies, Nursing, Pharmacies, Weight Loss

Lifestyle

Beauty & Glamour, Family, Fitness

Business

Advertising, E-commerce, Consulting, Home Business, Legal MBA, Marketing, Training, Office Supplies

Employment

Agencies, Job Search, Employment Services, Non-Profit, Resumes, Training, Work at Home

Financial Services

Accounting, Credit Cards, Check Cashing, Debt Consolidation, Investing, Mortgages, Refinancing, Retirement

Home

Home Garden, Home Insurance, Home Loan, Home Remodeling, Home Selling, Home Security, Real Estate

Shopping

Apparel, Art Babies, Books, Electronics

Internet

Exhibit 1 to Rider PM - Page 4

seattlealarm.com

search seattlealarm Search

top searches

Travel

Health

Cars

Mortgage

Computers

Gifts

Flowers

Insurance

Jobs

Homes

Diet

Education

Shopping

Music

Dating

Electronics

Cell Phones

Debt Consolidation

Investing

Credit Cards

Autos

Auto Parts, AutoRepair, Blue Book, Car Audio, Car Insurance, New Cars, Radar Dectection, Trucks, User Cars

Education

Army, Distance Learning, Foreign Language, Home School, Online Education, School Loan, University

Entertainment

Celebrities, Dining, Gossip, Karaoke, Movies, MP3, Music, Theater, Television, Video Games

Health

Alternative, Assisted Living, Diet, Medical Insurance, Medical Supplies, Nursing, Pharmacies, Weight Loss

Lifestyle

Beauty & Glamour, Family, Fitness, Food, Humor, Kids, Personals, Pets, Religion, Sports, Recreation

Technology

Computers, Desktops, Internet, Hardware, Laptops, Software, Spyware, Web Hosting, Wireless

Business

Advertising, E-commerce, Consulting, Home Business, Legal, MBA, Marketing, Training, Office Supplies

Employment

Agencies, Job Search, Employment Services, Non-Profit, Resumes, Training, Work at Home

Financial Services

Accounting, Credit Cards, Check Cashing, Debt Consolidation, Investing, Mortgages, Refinancing, Retirement

Home

Home Garden, Home Insurance, Home Loan, Home Remodeling, Home Selling, Home Security, Real Estate

Shopping

Apparel, Art, Babies, Books, Electronics, Flowers, Furniture, Gifts, Jewelry, Toys, Wedding

Travel

Airlines, Car Rental, Cruises, Currency, Hotels, Maps, Reservations, Tours, Travel Agents, Vacations

Exhibit 1 to Rider PM - Page 5

SCHEDULE 1 TO EXHBIT 1 TO RIDER PM

DOMAIN MATCH PARTNER EDITORIAL GUIDELINES

***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1 to Exhibit 1 to Rider PM - Page 1

***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1 to Exhibit 1 to Rider PM - Page 2

***

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1 to Exhibit 1 to Rider PM - Page 3

EXHIBIT 2 TO RIDER PM

RESULTS PAGES MOCK-UP – ADDITIONAL REQUIREMENTS

seattlealarm.com

top searches

search seattlealarm Search

Travel

Health

Cars

Mortgage

Computers

Gifts

Flowers

Insurance

Jobs

Homes

Diet

Education

Shopping

Music

Dating

Electronics

Cell Phones

Debt Consolidation

Investing

Credit Cards

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